Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on January 18, 2022, by and between Social Capital Suvretta Holdings Corp. III, a Cayman Islands exempted company (“SCS”), and the undersigned subscriber (the “Investor”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and between SCS and ProKidney, LP, a limited partnership organized pursuant to the laws of Ireland (the “Company”), pursuant to which, among other things, the Company will issue common units of the Company to SCS in exchange for a combination of SCS Class B Ordinary Shares and cash, SCS will be admitted as the general partner of the Company, and the Company will distribute the SCS Class B Ordinary Shares received from SCS to certain of the Company’s existing unitholders, on the terms and subject to the conditions therein (collectively, the “Transaction”);

WHEREAS, in connection with the Transaction, SCS is seeking commitments from interested investors to purchase, prior to the closing of the Transaction, SCS’s Class A ordinary shares, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price”);

WHEREAS, the aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount;” and

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, SCS is entering into: (a) separate subscription agreements with certain other investors that are existing directors, officers or equityholders of SCS, SCS Sponsor III LLC, a Cayman Islands limited liability company, and/or their respective affiliates with an aggregate purchase price of approximately $155,000,000 (collectively, the “Insider PIPE Investors” and, such investment, the “Insider PIPE Investment”); (b) separate financing agreements with existing directors, officers or equityholders of the Company and/or its affiliates (the “Management PIPE Investors”) for an aggregate amount of $50,000,000 to $100,000,000 (the “Management PIPE Investment”); and (c) separate subscription agreements (collectively, the “Other Subscription Agreements”) with certain investors, severally and not jointly (other than the Insider PIPE Investors and the Management PIPE Investors) with an aggregate purchase price of approximately $370,000,000 (inclusive of the Subscription Amount, but exclusive of any Additional Subscription Agreements (as defined in Section 6(u) below)) (together with the Insider PIPE Investment and the Management PIPE Investment, the “PIPE Investment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and SCS acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for, and agrees to purchase from SCS, and SCS hereby agrees to issue and sell to the Investor, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), and be conditioned upon the prior or substantially concurrent consummation of the Transaction (the closing date of the Transaction, the “Transaction Closing Date”). Upon delivery of written notice from (or on behalf of) SCS to the Investor (the “Closing Notice”) that SCS reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected Transaction Closing Date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver the Subscription Amount three (3) business days prior to the expected Closing Date by wire transfer of United States dollars in immediately available funds to the account(s) specified by SCS in the Closing Notice. On the Closing Date, SCS shall issue the Shares to the Investor and subsequently cause the Shares to be registered in book entry form in the name of the Investor on the SCS share register. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York or governmental authorities in the Cayman Islands are authorized or required by law to close. Prior to the Closing, Investor shall deliver to SCS a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Transaction Closing Date does not occur within two (2) business days after the Closing Date under this Subscription Agreement, the Subscription Amount will be returned to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing, and the Investor shall remain obligated (i) to redeliver funds to SCS following SCS’s delivery to the Investor of a new Closing Notice and (ii) to consummate the Closing substantially concurrently with the consummation of the Transaction.

[In place of the above, the below will be included for mutual funds and other certain regulated investors:

The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on the anticipated closing date of the Transaction (the “Transaction Closing Date”) as specified in the Closing Notice (as defined below) (the “Closing Date”). Upon delivery of written notice from (or on behalf of) SCS to the Investor (the “Closing Notice”), that SCS reasonably expects all conditions to the closing of the Transaction to be satisfied or waived (in writing by any person who has the authority to make such waiver) on an expected Transaction Closing Date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver, subject to the conditions set forth in this Section 2, the Subscription Amount on the specified Closing Date by wire transfer of United States dollars in immediately available funds to the account(s) specified by SCS in the Closing Notice. On the Closing Date and prior to the release of its Subscription Amount by the Investor, SCS shall issue the Shares against payment of the Subscription Amount to the Investor and cause the Shares to be registered in book entry form in the name of the Investor on SCS’s share register and will provide to the Investor evidence of such issuance from SCS’s transfer agent. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York or governmental authorities in the Cayman Islands are authorized or required by law to close. Prior to the Closing upon request of SCS, Investor shall deliver to SCS a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Transaction Closing Date does not occur within two (2) business days after the expected Transaction Closing Date set forth in the Closing Notice, SCS shall promptly (but not later than two (2) business days thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing, and the Investor shall remain obligated (i) to redeliver funds to SCS following SCS’s delivery to the Investor of a new Closing Notice and (ii) to consummate the Closing substantially concurrently with the consummation of the Transaction.]

3. Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the satisfaction (or waiver in writing by each party entitled to the benefit thereof) of the following conditions: (a) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Shares under this Subscription Agreement; (b) the terms of the Transaction Agreement (including the conditions thereto) shall not have been amended, and Section 8.3(d) of the Transaction Agreement shall not have been waived, in a manner that is materially adverse to the Investor (in its capacity as such); (c) the Shares (including the Shares acquired hereunder) have been approved for listing on the Nasdaq (as defined below), subject only to official notice of the issuance thereof; and (d)(i) solely with respect to the Investor’s obligation to close, the representations and warranties made by SCS, and (ii) solely with respect to SCS’s obligation to close, the representations and warranties made by the Investor, in each case, in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date, and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transactions.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement. For the avoidance of doubt, the Investor is not executing any lock-up or similar agreement with SCS.

5. SCS Representations and Warranties. SCS represents and warrants to the Investor that:

(a) SCS is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). SCS has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other encumbrances (other than those arising under this Agreement or applicable securities laws or those imposed by the Investor) and will not have been issued in violation of or subject to any preemptive or similar rights created under SCS’s organizational documents (as in effect at such time of issuance), under the laws of the Cayman Islands.

(c) This Subscription Agreement has been duly authorized, executed and delivered by SCS and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against SCS in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The issuance and sale by SCS of the Shares pursuant to this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SCS or any of its subsidiaries pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SCS or any of its subsidiaries is a party or by which SCS or any of its subsidiaries is bound or to which any of the property or assets of SCS is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of SCS and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the legal authority of SCS to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of SCS; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SCS or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of SCS to comply in all material respects with its obligations under this Subscription Agreement.

(e) As of their respective filing dates, all reports required to be filed by SCS with the U.S. Securities and Exchange Commission (the “SEC”) since June 29, 2021 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports under the Exchange Act, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to any registration statement or any proxy statement/prospectus to be filed by SCS with respect to the Transaction or any other information relating to the Transaction or to the Company or any of its affiliates included in any SEC Report or filed as an exhibit thereto, the representation and warranty in this sentence is made to SCS’s knowledge. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by SCS from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Reports that relates to changes to historical accounting policies of SCS in connection with any order, directive, guideline, comment or recommendation from the SEC or SCS’s auditors or accountants that is applicable to SCS or SCS’s auditor or accountants (collectively, the “Guidance”), nor shall any correction, amendment or restatement of SCS’s financial statements resulting from or relating to the Guidance result in a breach of any representation or warranty by SCS.

(f) SCS is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 13 of this Subscription Agreement, (iv) those required by The Nasdaq Stock Market LLC (“Nasdaq”), including with respect to obtaining approval of SCS’s shareholders, and (v) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) As of the date hereof, SCS has not received any written communication from a governmental authority that alleges that SCS is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Shares by SCS to the Investor.

(i) Neither SCS nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(j) The issued and outstanding Class A ordinary shares of SCS are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of SCS, threatened against SCS by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Shares on Nasdaq or to deregister the Shares under the Exchange Act. SCS has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

(k) SCS is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agents (as defined below).

(l) The Other Subscription Agreements reflect the same Per Share Subscription Price and other terms with respect to the purchase of the Shares that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds. No amendment, waiver or modification to any Other Subscription Agreement has been made that materially benefits such other subscriber thereunder unless the Investor has been offered the same benefits. For the avoidance of doubt, this Section 5(l) shall not apply to any document entered into in connection with the Insider PIPE Investment or the Management PIPE Investment; provided, however, that (i) the Insider PIPE Investment shall be with respect to the same class of ordinary shares being acquired by the Investor hereunder and at the same Per Share Subscription Price and (ii) the Management PIPE Investment shall be with respect to either the same class of ordinary shares being acquired by the Investor hereunder or New Company Common Units (as such term is defined in the Business Combination Agreement) and, at the same Per Share Subscription Price or at $10.00 per New Company Common Unit, as applicable.

(m) Neither SCS nor any of its subsidiaries, affiliates, directors, officers, employees, or, to SCS’s knowledge, (i) the Company nor any of its subsidiaries, affiliates, directors, officers, employees or (ii) SCS’s and the Company’s respective agents or representatives acting on their behalf in connection with this Agreement, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (i) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria and Venezuela).

6. Investor Representations and Warranties. The Investor represents and warrants to SCS that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A hereto). The Investor, if such Investor is not a natural person, is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c) of an investment adviser to which the Investor has delegated investment decision making authority. The Investor, or its investment adviser, as applicable, is aware that the sale of the Shares is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Shares for the Investor’s own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

(b) The Investor, or its investment adviser, as applicable, acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that SCS is not required to register the Shares except as set forth in Section 8 of this Subscription Agreement. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to SCS or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entries representing the Shares shall contain a restrictive legend to such effect (provided that such legend may be subject to removal in accordance with Section 8(d)). The Investor, or its investment adviser, as applicable, acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor, or its investment adviser, as applicable, acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c) The Investor acknowledges and agrees that the Investor is purchasing the Shares from SCS, and that SCS, the Company, and/or the Placement Agents and/or their respective affiliates may now or in the future own securities of SCS and may purchase Shares. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of SCS, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of SCS expressly set forth in Section 5 of this Subscription Agreement.

(d) The Investor acknowledges and agrees that the Investor has received or had access to such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to SCS, the Transaction and the business of the Company and its subsidiaries. The Investor acknowledges that Investor has consulted with its own legal, accounting, financial, regulatory, and tax advisors, to the extent deemed appropriate. Without limiting the generality of the foregoing, the Investor acknowledges that it has had the opportunity to review SCS’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to review financial and other information as it deemed necessary to make its decision, and ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(e) The Investor acknowledges that certain information provided to the Investor was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents, SCS and the Company do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

(f) The Investor, or its investment adviser, as applicable, became aware of this offering of the Shares solely by means of direct contact between the Investor and SCS, the Company or a representative of SCS or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and SCS, the Company or a representative of SCS or the Company. The Investor, or its investment adviser, as applicable, did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor, or its investment adviser, as applicable, acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SCS, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of SCS contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in SCS.

(g) The Investor, or its investment adviser, as applicable, acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in SCS’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither SCS nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(h) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in SCS. The Investor acknowledges specifically that a possibility of total loss exists.

(i) In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of SCS in Section 5. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning SCS, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

(j) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(k) The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(l) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of SCS, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m) Neither the Investor nor any of its officers, directors, managers, managing members, general partners, subsidiaries, affiliates, or, to the Investor’s knowledge, the Investor’s agents or representatives acting on their behalf in connection with this Agreement is: (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union, any individual European Union member state or the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly 50% or more owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory that is the subject of comprehensive trade restrictions by the United States, the European Union, any individual European Union member state or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or, to the Investor’s knowledge, providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, any individual European Union member state or the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither SCS nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (B) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(o) No disclosure or offering document has been prepared by Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Jefferies LLC, Evercore Group LLC, and UBS Securities LLC (collectively, the “Placement Agents”) or any of their respective affiliates in connection with the offer and sale of the Shares.

(p) None of the Placement Agents, nor any of their respective affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to SCS, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by SCS.

(q) The Investor agrees that the Placement Agents shall not be liable to the Investor (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken in connection with the purchase of the Shares. On behalf of the Investor and its affiliates, the Investor releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the purchase of the Shares. This undertaking is given freely and after obtaining independent legal advice.

(r) In connection with the issue and purchase of the Shares, none of the Placement Agents, nor any of their respective affiliates, has acted as the Investor’s financial advisor or fiduciary.

(s) The Investor is aware that Citigroup Global Markets Inc. is acting as one of SCS’s placement agents and is also acting as financial advisor to the Company in connection with the business combination of SCS and the Company.

(t) When required to deliver payment to SCS pursuant to Section 2 above, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(u) Notwithstanding anything to the contrary set forth herein, the Investor acknowledges and agrees that, subsequent to the date of this Subscription Agreement and prior to the Closing, SCS may enter into one or more additional subscription agreements (the “Additional Subscription Agreements”) with other investors with terms and conditions that are not more advantageous to the investor thereunder than the terms and conditions set forth in this Subscription Agreement (other than terms particular to the regulatory requirements of such other investor or its affiliates or related funds that are mutual funds or that have been offered to Investor), and entry into such subscription agreements may increase the aggregate amount of Shares being subscribed for in the private placement contemplated by this Subscription Agreement. For the avoidance of doubt, such additional subscription agreements shall reflect not less than the same Per Share Subscription Price and shall, once executed, constitute Other Subscription Agreements for purposes of this Agreement, mutatis mutandis.

7. No Hedging. The Investor hereby agrees that neither he, she or it, his, her or its controlled affiliates, nor any person or entity acting on his, her or its or his, her or its controlled affiliates’ behalf or pursuant to any understanding with him, her or it, shall execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) or engage in other hedging transactions of any kind with respect to the Shares during the period from the date of this Subscription Agreement through the Closing (or such earlier termination of this Subscription Agreement). Nothing in this Section 6 shall prohibit any other investment portfolios of Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in this Transaction and have not been informed by the Investor of the Transaction (including Investor’s affiliates) from entering into any short sales or engaging in other hedging transactions and, if the Investor is a multi-managed investment vehicle, whereby separate portfolio managers manage separate portions of the Investor’s assets, and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s assets, then, in each case, this Section 7 shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Shares to be issued pursuant to this Subscription Agreement.

8. Registration Rights.

(a) SCS agrees that, within thirty (30) calendar days following the Closing Date (such deadline, the “Filing Deadline”), SCS will submit to or file with the SEC (at its sole cost and expense) a registration statement for a shelf registration on Form S-1 or Form S-3 (if SCS is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Shares acquired by the Investor pursuant to this Subscription Agreement (such Shares and, unless issued in a transaction registered under the Securities Act, any other equity security issued or issuable with respect to such Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, the “Registrable Shares”) and SCS shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the ninetieth (90th) calendar day following the filing date thereof if the SEC notifies SCS (orally or in writing, whichever is earlier) that it will “review” the Registration Statement and (ii) the fifth (5th) business day after the date SCS is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that SCS’s obligations to include the Registrable Shares in the Registration Statement are contingent upon the Investor furnishing in writing to SCS such information regarding the Investor or its permitted assigns, the securities of SCS held by the Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by SCS to effect the registration of the Registrable Shares, and the Investor shall execute such documents in connection with such registration as SCS may reasonably request that are customary of a selling stockholder in similar situations, including providing that SCS shall be entitled to postpone and suspend the effectiveness or use of the Registration

Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. For as long as the Investor holds Shares, SCS will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Investor). Any failure by SCS to file the Registration Statement by the Filing Deadline or to have the Registration Statement declared effective by the Effectiveness Deadline shall not otherwise relieve SCS of its obligations to file the Registration Statement or to have the Registration Statement declared effective as set forth above in this Section 8.

(b) At its expense SCS shall:

(i) except for such times as SCS is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which SCS determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) the Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by the Investor may be sold without restriction under Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for SCS to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) two (2) years from the date of effectiveness of the Registration Statement. The period of time during which SCS is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, advise the Investor, as expeditiously as possible:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC;

(2) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending or other matter causing the suspension of the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by SCS of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, SCS shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding SCS other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding SCS;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated in Section 8(b)(ii)(4) above, except for such times as SCS is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on the national securities exchange on which the Class A ordinary shares issued by SCS have been listed;

(vi) during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement; and

(vii) during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Subscription Agreement, in connection with the registration of the Registrable Shares.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, SCS shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if (i) it determines that in order for the Registration Statement not to contain a material misstatement or omission, (A) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, or (B) the negotiation or consummation of a transaction by SCS or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event SCS’s board of directors reasonably believes would require additional disclosure by SCS in the Registration Statement of material information that SCS has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of SCS’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (ii) in the good faith judgment of SCS’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to SCS and SCS’s board of directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that SCS may not delay or suspend the Registration Statement on more than two occasions or for more than forty-five (45) consecutive calendar days, or more than sixty (60) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from SCS of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which SCS agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by SCS that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by SCS unless otherwise required by law or subpoena. If so directed by SCS, the Investor will deliver to SCS or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent the Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) If the Shares acquired hereunder are either eligible to be sold (i) pursuant to an effective Registration Statement or (ii) without restriction under, and without SCS being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Investor’s request, SCS shall use its commercially reasonable efforts to cause its transfer agent to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares without restrictive legends within two (2) trading days of any such request therefor from the Investor, provided that SCS and its transfer agent have timely received from the Investor customary representations and other documentation reasonably requested by SCS and its transfer agent in connection therewith. Subject to receipt from the Investor by SCS and its transfer agent of customary representations and other documentation reasonably requested by SCS and its transfer agent in connection therewith, including, if required by SCS’s transfer agent, an opinion of SCS’s counsel, in a form reasonably acceptable to its transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that SCS remove any legend from the book entry position evidencing its Shares following the earliest of such time as such Shares (i) are covered by and may be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for SCS to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, SCS shall, in accordance with the provisions of this Section 8(d) and within two (2) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, use its commercially reasonable efforts to deliver to its transfer agent irrevocable instructions and, upon the transfer agent’s request, a legal opinion of SCS’s counsel, that the transfer agent shall make a new, unlegended entry for such book entry Shares. SCS shall be responsible for the fees of its transfer agent and its legal counsel associated with such removal of legends.

(e) Indemnification.

(i) SCS agrees to indemnify, to the extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its directors and officers and each person who controls the Investor (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to SCS by or on behalf of the Investor expressly for use therein.

(ii) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to SCS in writing such information and affidavits as SCS reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify SCS, its directors and officers and each person or entity who controls SCS (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of the Investor expressly for use therein; provided, however, that the liability of the Investor shall be several and not joint with any other investor and shall be in proportion to and limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and

(B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities purchased pursuant to this Subscription Agreement.

(v) If the indemnification provided under this Section 8(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(e)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied at the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing and (d) September 18, 2022; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. SCS shall notify the Investor of the termination of the Transaction Agreement promptly after the termination thereof. Upon the termination of this Subscription Agreement in accordance with this Section 9, any monies paid by the Investor to SCS to purchase Shares hereunder shall be promptly (and in any event within one (1) business day after such termination) returned to the Investor.

10. Trust Account Waiver. The Investor acknowledges that SCS is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SCS and one or more businesses or assets. The Investor further acknowledges that, as described in SCS’s prospectus relating to its initial public offering dated June 29, 2021 (the “IPO Prospectus”) available at www.sec.gov, substantially all of SCS’s assets consist of the cash proceeds of SCS’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SCS, its public shareholders and the underwriter of SCS’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SCS to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of SCS entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided that nothing in this Section 10 shall be deemed to limit the Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of Class A ordinary shares of SCS acquired by any means other than pursuant to this Subscription Agreement.

11. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned, other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions; provided that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby. Neither this Subscription Agreement nor any rights that may accrue to SCS hereunder or any of SCS’s obligations may be transferred or assigned other than pursuant to the Transaction.

(b) SCS may request from the Investor such additional information as SCS may deem necessary to evaluate the eligibility of the Investor to acquire the Shares and in connection with the inclusion of the Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that SCS agrees to keep any such information provided by the Investor confidential, except as required by laws, rules or regulations, at the request of the staff of the SEC or another regulatory agency or by the regulations of the Nasdaq. The Investor acknowledges that SCS may file a copy of the form of this Subscription Agreement with the SEC as an exhibit to or within a current or periodic report or a registration statement of SCS.

(c) The Investor acknowledges that SCS and the Placement Agents (as third party beneficiaries with the right to enforce Section 4, Section 5, Section 6, Section 11, and Section 12 hereof on their own behalf and not, for the avoidance of doubt, on behalf of SCS) will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify SCS and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.

(d) SCS, the Company, the Placement Agents and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto and, to the extent required by the Transaction Agreement, the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8(e), Section 11(c) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) Without limiting any remedies of a party hereunder for a breach of this Subscription Agreement by the other party, each party shall pay its own costs and expenses incurred in connection with the negotiation and execution of this Subscription Agreement and consummation of the transactions contemplated hereby, whether or not such transactions are consummated.

(k) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to specific enforcement of this Subscription Agreement, in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise. In the event that any claim, action, suit or proceeding shall be brought in equity to enforce the provisions of this Subscription Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(m) Any claim, action, suit or proceeding based upon, arising out of or related to this Subscription Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, only to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), and each of the parties hereto irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such claim, action, suit or proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of such action, suit or proceeding shall be heard and determined only in any such court and (iv) agrees not to bring any claim, action, suit or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any claim, action, suit or proceeding brought in accordance with this Section 11(m), provided that service of process with respect to any such claim, action, suit or proceeding may also be made upon any party hereto by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 14.

(n) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other State.

(o) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(o).

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of SCS expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in SCS. The Investor acknowledges and agrees that, to the maximum extent permitted by law, none of (i) any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including any such investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, (iii) any party to the Transaction Agreement (other than SCS) or (iv) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of SCS, the Company or any other party to the Transaction Agreement shall be liable to the Investor pursuant to this Subscription Agreement, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

13. Press Releases. SCS shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K, registration statement or proxy statement for the Transaction (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the PIPE Investment, all material terms of the Transaction and any other material, non-public information about SCS or the Transaction that SCS has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of SCS, the Investor shall not be in possession of any material, non-public information about SCS or the Transaction received from SCS, unless otherwise agreed in writing by such Investor. All press releases or other public communications or marketing materials relating to the transactions contemplated hereby between SCS and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of (i) SCS and (ii) to the extent such press release or public communication references the Investor or its affiliates or investment advisers by name, the Investor in writing. The restriction in this Section 13 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

14. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to SCS, to:

Social Capital Suvretta Holdings Corp. III

2850 W. Horizon Ridge Parkway, Suite 200

Henderson, NV 89052

Attention: James Ryans, Chief Financial Officer

Email: legal@socialcapital.com

with copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attention: Raaj S. Narayan

Email: rsnarayan@wlrk.com

and

ProKidney, LP

3929 Westpoint Blvd.

Suite G

Winston-Salem, NC 27103

Attention: Tim Bertram, Chief Executive Officer

Email: Tim.Bertram@prokidney.com

and

Davis Polk & Wardwell LLP

450 Lexington Ave

New York, NY 10017

Attention: Richard D. Truesdell Jr., Lee Hochbaum

Email: richard.truesdell@davispolk.com, lee.hochbaum@davispolk.com

and

Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C.

555 12th Street NW

Suite 1100

Washington, D.C. 20004

Attention: Matthew Simpson

Email: MTSimpson@mintz.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Email:	Email:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by SCS in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, SCS has accepted this Subscription Agreement as of the date first written above.

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. III

By:
Name: Chamath Palihapitiya
Title: Chief Executive Officer

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

          (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

OR

B.	ACCREDITED INVESTOR STATUS

          (Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

[Schedule A to Subscription Agreement]

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐	Any entity in which all of the equity owners are accredited investors;

☐

Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status;

☐

Any “family office,” as defined in rule 202(a)(11)(g)-1 under the Investment Advisers Act of 1940, as amended, with assets under management in excess of $5,000,000, not formed to acquire the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐

Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended, of a family office meeting the requirements set forth above and whose prospective investment in the issuer is directed by such family office pursuant to the requirements set forth above.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

[Schedule A to Subscription Agreement]